Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of February 24, 2014, is made by and among by and among Aethlon Medical, Inc., a Nevada corporation (“Aethlon”), Gemini Master Fund Ltd. (“Gemini”) and Olshan Frome Wolosky LLP, a New York limited liability partnership, as escrow agent (the “Escrow Agent”).

WHEREAS, Aethlon and Gemini have entered into a Settlement Agreement dated of even date herewith (the “Settlement Agreement”) which, among other things, provides for the delivery by Aethlon of the Warrant Shares, as that term is defined in the Agreement, to the Escrow Agent; and

WHEREAS, the parties have requested that the Escrow Agent hold the Escrow Property in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Section 1.          Appointment of Escrow Agent; Establishment of Escrow.

(a)          The parties hereto hereby designate and appoint Olshan Frome Wolosky LLP as the Escrow Agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms herein provided.

(b)          The “Escrow Property” shall consist of twenty certificates for shares of Aethlon Common Stock in the amounts set forth in the Settlement Agreement and any proceeds derived from any Escrow Property held by the Escrow Agent, including shares received in any stock split or as a dividend.

(c)          Aethlon has delivered the Escrow Property to the Escrow Agent upon execution hereof. The Escrow Property shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

Section 2.          Release of the Escrow Property.

(a)          Upon satisfaction of each Escrow Release Condition (as defined below), Escrow Agent shall deliver to Gemini a single Certificate for Aethlon Common Stock, accompanied by a release notice in the form attached hereto as Exhibit A (a “Release Notice”).

(b)          An Escrow Release Condition shall occur on the first and fifteenth day of each month after the date of this Agreement, until all certificates have been delivered. If the release date is a Saturday, Sunday or holiday, the Escrow Agent may release the shares the preceding business day. In the event that Aethlon announces an agreement to sell, merge, or engage in any other transaction involving a change of control, the Escrow Agent shall release to Gemini all remaining shares that it holds.

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(c)          Following the delivery of all of the Escrow Property to Gemini in accordance with the terms hereof, the Escrow Agent will have no further obligation or liability under this Agreement.

Section 3.          Miscellaneous.

(a)          To induce the Escrow Agent to act hereunder, it is further agreed by the other parties hereto that:

(i)          The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder. Funds held hereunder shall not earn or accrue interest.

(ii)         This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

(iii)        The Escrow Agent shall not be liable for any action taken or omitted hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Escrow Agreement.

(iv)        The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(v)          The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

(vi)         The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof.

(vii)        The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

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(viii)       The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(ix)         The Escrow Agent (and any successor Escrow Agent) may at any time resign such position by delivering the Escrow Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day that is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safekeep the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, non-appealable order of a court of competent jurisdiction.

(x)          In the event (i) of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Property, or (ii) the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Property until the Escrow Agent shall have received (A) a final, non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Property or (B) a written agreement executed by the other parties hereto directing delivery of the Escrow Property, in which event the Escrow Agent shall disburse the Escrow Property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question. Notwithstanding the foregoing, if requested by Aethlon, in the event of a dispute or disagreement between Aethlon and Gemini with respect to the Escrow Property disbursement that is not resolved within a reasonable time, the Escrow Agent shall deposit the Escrow Property with a court of competent jurisdiction and interplead the other parties hereto in accordance with applicable rules of legal procedure.

(xi)         The other parties hereto hereby irrevocably submit to the jurisdiction of any New York state or federal court sitting in the State of New York, County of New York in any action or proceeding arising out of or relating to this Escrow Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding arising out of or relating to this Escrow Agreement shall be heard and determined in such a New York state or federal court. The other parties hereby consent to and grant to any such courts exclusive jurisdiction over the persons of such parties, and waive any claims of forum non conveniens, and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. In any suit arising under this Escrow Agreement, the parties hereby consent to service of process by mail as proper and waive any and all defenses related to service of process otherwise available under law.

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(xii)          No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) that mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.

(xiii)         This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (i) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

(xiv)         This Escrow Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without reference to its rule as to conflicts of law to the extent that the general application of the laws of another jurisdiction would be required thereby).

(b)          No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(c)          This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

(d)          Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.

(e)          The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence or willful misconduct.

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(f)          The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(g)          The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver a Subscription Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

(h)          The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agreement unless otherwise provided therefore elsewhere in this Agreement. The Escrow Agent has acted as legal counsel for and may continue to act as legal counsel for Gemini from time to time, notwithstanding its duties as the Escrow Agent hereunder. Aethlon consents to the Escrow Agent also serving as legal counsel for Gemini and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. Gemini and Aethlon understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

(i)          If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(j)          Aethlon and Gemini agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Subscription Agreements other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

Section 4.          Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) upon hand delivery or upon delivery by telecopy, or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the business day following the date of mailing by overnight courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, whichever shall first occur.

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If to Aethlon:	James Joyce Aethlon Medical, Inc. 8910 University Center Lane San Diego, CA 92122 jjoyce@aethlonmedical.com

with a copy to:	Mark A. Robertson Fulbright & Jaworski LLP 666 Fifth Avenue New York, NY 10103 (212) 318-3304 mark.robertson@nortonrosefulbright.com

If to Gemini:	Steven Winters Managing Partner Gemini Master Fund, LLC 619 South Vulcan, Suite 203 Encinitas, CA 92024 steve@geministrategies.com

with a copy to:	Thomas J. Fleming Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 (212) 451-2300 tfleming@olshanlaw.com

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date set forth above.

AETHLON MEDICAL, INC.

Dated: February 24, 2014	By:	/s/ James Joyce
James Joyce
	Its:	Chief Executive Officer

GEMINI MASTER FUND, LTD.

Dated: February 24, 2014	By:	/s/ Steven Winters
Steven Winters
	Its:	Managing Partner

Agreed and Accepted as of the date first written above:

OLSHAN FROME WOLOSKY LLP, as Escrow Agent

By:	/s/ Thomas J. Fleming
	Name:	Thomas J. Fleming
	Title:	Partner

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EXHIBIT A

Gemini Master Fund
Aethlon Medical, Inc.

Release Notice

[DATE]

Dear Sirs:

This letter serves to inform you that an Escrow Release Condition (as defined and set forth in the Escrow Agreement, dated as of February __, 2014 (the “Escrow Agreement”), by and among Aethlon Medical, Inc., Gemini Master Fund Ltd. and Olshan Frome Wolosky LLP, as escrow agent, has occurred, and that a certificate for _________ shares (“Released Escrow Property”) of Common Stock of Aethlon Medical, Inc. has been delivered to Gemini Master Fund Ltd. or its designee.

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